Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Bertrand C. Liang, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, that the Quarterly Report of Pfenex Inc. on Form 10-Q for the quarterly period ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Pfenex Inc.

Date: November 9, 2016	By:	/s/ Bertrand C. Liang
Bertrand C. Liang
President, Chief Executive Officer and Director
(Principal Executive Officer)

I, Paul A. Wagner, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, that the Quarterly Report of Pfenex Inc. on Form 10-Q for the quarterly period ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Pfenex Inc.

Date: November 9, 2016	By:	/s/ Paul A. Wagner
Paul A. Wagner
Chief Financial Officer
(Principal Financial Officer)